UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 27, 2015

Reynolds American Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street,

Winston-Salem, NC 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on July 27, 2015, the outside directors (as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended) on the Board of Directors, referred to as the Board, of Reynolds American Inc., referred to as RAI, based upon a recommendation from the Compensation and Leadership Development Committee of the Board, referred to as the Compensation Committee, approved a special “Game Changer” incentive award program providing for the potential payment of one-time performance-based cash awards to all employees of RAI and its subsidiaries designed to maintain focus on the successful integration of the recently completed acquisition of Lorillard, Inc. The outside directors on the Board approved (1) a performance period of July 1, 2015 through December 31, 2016 for the Game Changer incentive awards, which will be made under the Reynolds American Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan, referred to as the Omnibus Plan, and (2) the performance formula for determining the award pools for the Game Changer incentive awards under the Omnibus Plan for such 18-month performance period for certain executive officers. Under the formula, the award pool for the Game Changer incentive award for each of the following executive officers will be determined based on the following percentages of RAI’s cash net income for the 18-month performance period: Thomas R. Adams, 0.1%; Debra A. Crew, 0.1%; Andrew D. Gilchrist, 0.1%; and Martin L. Holton III, 0.1%. Susan M. Cameron, RAI’s President and Chief Executive Officer, is not a participant in the Game Changer incentive award program. For purposes of determining the award pools referenced above, cash net income is defined as net income from continuing operations in the consolidated statement of income adjusted for the impact of non-cash items, such as depreciation, amortization, unrealized gains and losses, intangible asset impairments and other non-cash gains/losses included in net income, as reported in RAI’s quarterly and annual reports for the period from July 1, 2015 to December 31, 2016.

On July 27, 2015, upon recommendation of the Compensation Committee, the Board approved the following target award values, expressed as a percentage of each executive officer’s base salary as of April 1, 2016, for the Game Changer incentive awards under the Omnibus Plan for the following executive officers: Mr. Adams, 65%; Ms. Crew, 65%; Mr. Gilchrist, 65%; and Mr. Holton, 65%. As indicated above, Ms. Cameron is not a participant in the Game Changer incentive award program. The maximum amount of the Game Changer incentive award for each of the participating executive officers is limited to the percentage of RAI’s cash net income approved as the Game Changer incentive award pool for such executive officer by the outside directors on the Board, as described above, and the shareholder approved award limitations set forth in the Omnibus Plan. The Compensation Committee may reduce the amount of the Game Changer incentive award for each of the participating executive officers under such formula using negative discretion guided by its consideration of the performance of RAI and its operating companies against their integration goals, including synergies attained. Generally, such awards are eligible to vest on December 31, 2016, and the payment of awards will be made in cash on or prior to March 15th of the next year. In addition, the Game Changer incentive awards may be paid out partially or fully upon certain other events, such as the participating executive officer’s death, disability, retirement, involuntary termination of employment without cause, or a change of control of RAI.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: July 29, 2015